Exhibit 10.19

CONSENT AND FIRST AMENDMENT TO LOAN AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is entered into as of April 15, 2014 (the “Effective Date”), by and among GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company (“Borrower”), MICHAEL T. CARTWRIGHT (“Cartwright”), JERROD N. MENZ (“Menz”), AMERICAN ADDICTION CENTERS, INC., a Nevada corporation (“AAC”), BEHAVIORAL HEALTHCARE REALTY, LLC, a Delaware limited liability company (“BHR” and, together with AAC, Cartwright and Menz, each a “Guarantor” and collectively “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

WHEREAS, Borrower and Guarantors are hereinafter collectively called the “Borrower Parties”;

WHEREAS, Lender made a loan to Borrower, in the amount of $13,168,481.00 (the “Loan”), and in connection with the Loan, Borrower executed and delivered to Lender that certain Promissory Note Secured by Deed of Trust (the “Note”) dated October 8, 2013, payable to the order of Lender in the original principal sum of $13,168,481.00, with interest and principal payable as therein provided.

WHEREAS, the payment of the Note is secured or further evidenced, inter alia, by:

(i)	that certain Building Loan Agreement dated October 8, 2013 by and between Borrower and Lender (“Loan Agreement”); and

(ii)	that certain Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Deed of Trust”) of even date therewith, recorded under Instrument # D213269290 in Tarrant County, Texas (the “Records”), encumbering certain real and personal property described therein (the “Property”);

(iii)	that certain Repayment Guaranty of even date therewith executed by Guarantors in favor of Lender, as amended by the Amendment and Joinder (as defined below) (the “Repayment Guaranty”);

(iv)	that certain Completion Guaranty of even date therewith executed by Guarantors in favor of Lender, as amended by the Amendment and Joinder (the “Completion Guaranty” and, together with the Repayment Guaranty, each a “Guaranty” and collectively “Guaranties”); and

(v)	certain other Loan Documents.

WHEREAS, as of the Effective Date, Cartwright, Menz and Kirk Manz will transfer of all of the common equity interests of BHR to AAC Holdings, Inc. (“AACH”) (collectively, the “Initial BHR Equity Transfer”), and thereafter (i) AACH will transfer of all of the common equity interests of BHR from AAC Holdings, Inc. to AAC, (ii) a merger sub that is 100% owned by AACH will merge with and into AAC pursuant to which AAC will become a direct wholly owned subsidiary of AACH and (iii) AAC may convert from a corporation into a limited liability company or other limited liability entity (collectively, the “Subsequent BHR Transactions”, and together with the Initial BHR Equity Transfer, the “Approved Transactions”), provided that the Subsequent BHR Transactions shall be consummated on or prior to March 31, 2015 and Borrower will notify Lender in writing promptly (but, in any event within thirty (30) days) after the consummation of the Subsequent BHR Transactions.

WHEREAS, BHR is and shall remain the sole member of Borrower and, upon the effectiveness of the Approved Transactions, the ownership structure of Borrower shall be as set forth on Exhibit A attached hereto and incorporated herein by reference;

WHEREAS, Borrower Parties have requested Lender’s consent to the Approved Transactions, and Lender is willing to so consent upon compliance with the terms and provisions of this Agreement;

WHEREAS, Lender is the owner and holder of the Note and Borrower is the owner of the legal and equitable title to the Property;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the matters set forth in the foregoing recitals, the estoppels, certifications, warranties, covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1. Defined Terms; Interpretation. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

2. Consent to Approved Transactions. Lender hereby approves and consents to the Approved Transactions; provided that (i) the Initial BHR Equity Transfer shall be consummated on or prior to the Effective Date and (ii) the Subsequent BHR Transactions shall be consummated on or prior to March 31, 2015 and Borrower shall notify Lender in writing promptly (but, in any event within thirty (30) days) after the consummation of the Subsequent BHR Transactions. Lender acknowledges and agrees that, notwithstanding any provision in the Loan Documents to the contrary, the Approved Transactions shall not constitute a default under the Deed of Trust or the other Loan Documents. Lender’s acknowledgment shall not be construed as a consent to any subsequent transfer which requires Lender’s consent pursuant to the terms of the Loan Documents.

3. Amendments to Loan Agreement.

(a) All references in the Loan Agreement and other Loan Documents to a Guarantor or Guarantors or a Indemnitor or Indemnitors shall refer to each of the Guarantors referred to in this Agreement, including BHR, and each of the Repayment Guaranty, Completion Guaranty and the Unsecured Hazardous Materials Indemnity Agreement delivered by the Guarantors (including BHR) shall for all purposes constitute a Loan Document. In connection with this Agreement, (i) the Guarantors shall deliver an Amendment and Joinder to Repayment Guaranty, Completion Guaranty and Hazardous Materials Indemnity Agreement, dated as of the Effective Date, to Lender (the “Amendment and Joinder”) and (ii) AAC shall deliver a Corporate Resolution Authorizing Execution of Guaranty and Indemnity and Endorsement and Hypothecation of Property to Lender.

(b) Section 7.11 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“7.11 DERIVATIVE DOCUMENTS.

On or prior to July 14, 2014, Borrower shall enter into an interest rate swap transaction with Lender or with another counterparty reasonably acceptable to Lender (such transaction, together with all documents and agreements relating thereto, including any ISDA Master Agreement, Schedule and/or Confirmation, together with all modifications, extensions, renewals and replacement thereof, is hereinafter referred to as the “swap contract”) to cover a notional amount of not less than 100% of the outstanding principal amount of the Loan for the full term of the Loan and shall maintain in full force and effect such swap contract for the full term of the Loan.”

(c) Section 9.1(m) of the Loan Agreement is hereby amended by inserting the following at the end thereof:

“, or any Disqualified Equity Interests of Borrower, any Guarantor or any of their respective subsidiaries shall be payable or otherwise be required to be paid (if the required payments exceed in the aggregate $500,000) or an event of default (if the outstanding amount of such Disqualified Equity Interests exceeds $500,000) thereunder shall occur. As used herein, the term “Disqualified Equity Interests” means any equity interest that, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loan), (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash, or (iv) is or becomes convertible into or exchangeable for indebtedness or any other equity interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the latest maturity date of the Loan; and the term “Qualified Equity Interests” means any equity interests issued by AAC Holdings, Inc., a Nevada corporation (“Holdings”), (and not by any of its subsidiaries) that is not a Disqualified Equity Interest.”

(d) Exhibit B (Documents) to the Loan Agreement is hereby amended by including item 2.1 (Repayment Guaranty), item 2.2 (Completion Guaranty) and item 2.3 (Unsecured Hazardous Materials Indemnity Agreement) in the definition of “Loan Documents”.

4. Representations, Warranties and Covenants of the Borrower Parties. The Borrower Parties hereby represent, warrant, certify and covenant to Lender that:

(a) The Borrower Parties understand and hereby acknowledge all of the terms and provisions of the Loan Documents.

(b) Each person executing this Agreement as a representative of the Borrower Parties has been duly authorized and has full power to execute and deliver this Agreement on behalf of the Borrower Parties and to bind the Borrower Parties to the terms and conditions hereof and thereof.

(c) The representations, warranties and certifications set forth herein are given with the knowledge that Lender will rely upon the truth of the statements made herein.

(d) To the knowledge of Borrower Parties, no Default exists under any of the Loan Documents and no condition or event has occurred and is continuing which after notice and/or the lapse of time would constitute a Default under the Loan Documents.

(e) This Agreement constitutes the legal, valid and binding obligations of the Borrower Parties, as applicable, enforceable in accordance with their terms.

(f) The execution and delivery of, and performance under this Agreement are within the Borrower Parties’ power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the Borrower Parties’ respective organizational agreement(s), or any indenture, agreement or undertaking to which any of the Borrower Parties is a party or by which any of them is bound.

5. Further Assurances. The Borrower Parties, upon request from Lender, agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Loan.

6. Effect of Amendment; Other Provisions Unchanged. On and after the Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by this Agreement. Except as specifically provided herein, the terms and provisions of the Loan Documents shall remain unchanged and shall remain in full force and effect. In particular, this Agreement shall each be construed as a Loan Documents.

7. Lien Status. Borrower hereby acknowledges and agrees that all liens, security interests, mortgages and assignments granted or created by or existing under the Deeds of Trust and the other Loan Documents remain unchanged and continue, unabated, in full force and effect, to secure Borrower’s obligation to repay the Note.

8. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

9. Severability of Provisions. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

10. Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

11. Representation by Counsel. The parties acknowledge and confirm that each of their respective attorneys has participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor either party against the other.

12. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns, including, each other person or entity which holds or which may hereafter hold an interest in any of the Loan Documents and any person or entity which acquires all or any part of the Property including by purchase of the Property at a foreclosure sale or by acceptance of a deed in lieu of foreclosure.

13. Paragraph Headings. The paragraph headings set forth in this Agreement are for the convenience of the parties only, and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs in this Agreement.

14. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Texas and the law of the United States applicable to transactions within said State.

15. Reaffirmation. Each of the Guarantors hereby acknowledges and agrees that the Guaranties and the other Loan Documents to which it is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each Guarantor acknowledges and agrees that (i) such Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to consent to the amendments to the Loan Agreement effected pursuant to this Agreement and (ii) nothing in the Loan Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Loan Agreement. The Borrower and the Guarantors hereby confirm that the Maturity Date of the Loan is October 31, 2014.

16. General Release.

(a) Effective on the date hereof, each Borrower Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Lender, each of its Affiliates, and each of its successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other Persons to whom any member of the Lender would be liable if such Persons were found to be liable to such Borrower Party (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower Party ever had from the beginning of the world to the date hereof, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Loan Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Loan Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every Claim released hereunder, each Borrower Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Borrower Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of Texas), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Borrower Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each Borrower Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Each Borrower Party further agrees that it shall not dispute the validity or enforceability of the Loan Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Lender’s lien on any item of collateral under the Loan Agreement or the other Loan Documents. If any Borrower Party or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the Effective Date.

BORROWER:

GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Manager

GUARANTORS:

/s/ Michael T. Cartwright
MICHAEL T. CARTWRIGHT

/s/ Jerrod N. Menz
JERROD N. MENZ

AMERICAN ADDICTION CENTERS, INC., a Nevada corporation

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Chairman and Chief Executive Officer

BEHAVIORAL HEALTHCARE REALTY, LLC, a Delaware limited liability company

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Manager

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Alan Prohaska
Name:	Alan Prohaska
Title:	VP

EXHIBIT A

POST-TRANSACTION STRUCTURE